EXHIBIT 32.2

WRITTEN STATEMENT OF
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer of KBR, Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the quarter ended September 30, 2008, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ T. Kevin DeNicola
T. Kevin DeNicola
Chief Financial Officer
Date: October 31, 2008